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               FLAG INVESTORS SHORT-INTERMEDIATE INCOME FUND, INC.

                             ARTICLES SUPPLEMENTARY




     FLAG INVESTORS SHORT-INTERMEDIATE INCOME FUND, INC. (the "Corporation"), having its principal office in the City of Baltimore, certifies that:

     FIRST: The Corporation's Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law, by unanimous consent dated November 16, 1998, has adopted a resolution increasing the total number of shares of capital stock which the Corporation has the authority to issue to eighty-five million (85,000,000) shares of Common Stock, par value $.001 per share and having an aggregate par value of eighty-five thousand dollars ($85,000.00), all of which shares are designated and classified as follows: forty-five million (45,000,000) shares are designated "Flag Investors Short-Intermediate Income Fund Class A Shares," two million (2,000,000) shares are designated "Flag Investors Short-Intermediate Income Fund Class B Shares," fifteen million (15,000,000) shares are designated "Flag Investors
Short-Intermediate Income Fund Class C Shares," fifteen million (15,000,000) shares are designated "Flag Investors Short-Intermediate Income Fund Institutional Shares," five million (5,000,000) shares are designated "Alex. Brown Capital Advisory & Trust Short-Intermediate Income Shares" and three million (3,000,000) shares remain undesignated.

     SECOND: Immediately before the increase in authorized shares, the Corporation was authorized to issue seventy-five million (75,000,000) shares of Common Stock, par value $.001 per share and having an aggregate par value of seventy-five thousand dollars ($75,000.00), all of which shares were designated and classified as follows: forty-five million (45,000,000) shares were designated "Flag Investors Short-Intermediate Income Fund Class A Shares," two million (2,000,000) shares were designated "Flag Investors Short-Intermediate Income Fund Class B Shares," fifteen million (15,000,000) shares were designated "Flag Investors Short-Intermediate Income Fund Class C Shares," five million (5,000,000) shares were designated "Flag Investors Short-Intermediate Income Fund Institutional Shares," five million (5,000,000) shares were designated "Alex. Brown Capital Advisory & Trust Short-Intermediate Income Shares" and three million (3,000,000) shares remained undesignated.

     THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.


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     IN WITNESS WHEREOF, Flag Investors Short-Intermediate Income Fund, Inc. has
caused these Articles Supplementary to be executed by its President and its corporate seal to be affixed and attested by its Secretary on this 17th day of November, 1998.





 [CORPORATE SEAL]




                                    FLAG INVESTORS SHORT-INTERMEDIATE INCOME
                                    FUND, INC.


                                    By: /s/Harry Woolf
                                    -------------------------
                                    Harry Woolf
                                    President


Attest:  /s/Amy M. Olmert
         --------------------
         Amy M. Olmert
         Secretary


                  The undersigned, President of FLAG INVESTORS
SHORT-INTERMEDIATE INCOME FUND, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                    By: /s/Harry Woolf
                                    -----------------------
                                    Harry Woolf
                                    President